                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


Filed by the Registrant                              [X]

Filed by a Party other than the Registrant           [_]

Check the appropriate box:

[_] Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)
    (2))
[X] Definitive Proxy Statement
[_] Definitive Additional Materials
[_] Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12


                        First National of Nebraska, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

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[_] Fee paid previously with preliminary materials.

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

                        FIRST NATIONAL OF NEBRASKA, INC.
                            One First National Center
                              Omaha, Nebraska 68102
                                                   Date of Mailing: May 14, 1999
                                 PROXY STATEMENT

         The annual meeting of the shareholders of First National of Nebraska, Inc. (the Company) will be held on Wednesday, June 16, 1999 at 3:00 p.m. at the First National Bank of Omaha, Fourth Floor, One First National Center, Omaha, Nebraska for the purposes of the election of three nominees listed under "Election of Directors" and such other business which may properly be brought before the meeting or any adjournment thereof.

         This proxy statement is furnished in connection with the solicitation by the Company of proxies in the accompanying form. You are requested to complete, sign, date and return the enclosed proxy card in order to ensure that your shares are voted. A shareholder giving a proxy may revoke it at any time before it is exercised at the annual meeting. Each proxy signed, dated and returned will be voted "FOR" each of the nominees for the Board of Directors unless contrary instructions are given. If instructions are given, the proxy will be voted in accordance with those instructions. Only shareholders of record at the close of business on May 10, 1999 will be entitled to notice of the annual meeting and to vote thereat or any adjournment thereof.

                              ELECTION OF DIRECTORS

         The Bylaws of the Company provide that the number of directors shall be eight unless another number is fixed by resolution of the Board of Directors. The Bylaws also provide that the Directors shall be divided into three classes with initial terms expiring at the annual meetings held in 1998, 1999 and 2000, respectively. Directors elected at annual meetings beginning in 1998 are elected for three-year terms. Accordingly for 1999, the Board of Directors has nominated
F. Phillips Giltner, J. William Henry and Daniel K. O'Neill to serve as directors of the Company for three-year terms expiring in 2002. Messrs. Giltner, Henry and O'Neill have expressed their intention to serve if elected and the Board of Directors knows of no reason why either Mr. Giltner, Henry or O'Neill might be unavailable to serve. Unless contrary instructions are given, it is intended that shares represented by the proxies will be voted in favor of the election of Mr. Giltner, Mr. Henry and Mr. O'Neill.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR.

Following is a list of the names, ages and principal occupations of each nominee for director to be voted on at the annual meeting and each of the other directors of the Company who will continue in office after the annual meeting. Each nominee for director currently serves as a director of the Company. Unless otherwise indicated, all persons listed below have held the positions described under "Principal Occupation" for at least five years.

                                    Nominees
                                    --------

      Name                   Age                         Principal Occupation                                   Term to Expire
      ----                   ---                         --------------------                                   --------------
F. Phillips Giltner           74     Chairman Emeritus (1997 to present), and Director of the Company;               1999
                                     Chairman Emeritus (1997 to present), and Director of First
                                     National Bank of Omaha (the Bank). Prior to 1997, Mr. Giltner
                                     served as Chairman of both the Company and the Bank.

J. William Henry              56     Executive Vice President, Member of the Executive Committee and                 1999
                                     Director of the Company (1997 to present); Executive Vice
                                     President and Director of the Bank

Daniel K. O'Neill             45     Director of the Company (1997 to present); Executive Vice                       1999
                                     President of Lauritzen Corporation; President of Financial
                                     Service Company

                         Directors Continuing In Office
                         ------------------------------


      Name                      Age                           Principal Occupation                                 Term to Expire
      ----                      ---                           --------------------                                 --------------
Elias J. Eliopoulos              54     Executive Vice President, Member of the Executive Committee and                 2000
                                        Director of the Company (1997 to present); Executive Vice
                                        President and Director of the Bank

Margaret Lauritzen Dodge         31     Director of the Company (1997 to present); Director, Washington                 2000
                                        County Bank, Blair, Nebraska (1997 to present); Various positions with the Bank (1995 to present) including present position as
                                        Commercial Loan Officer; Employee of Aspen Skiing Corporation
                                        (1990 to 1994)

Dennis A. O'Neal                 58     Executive Vice President, Treasurer, Member of the Executive                    2000
                                        Committee and Director of the Company (1997 to present);
                                        Executive Vice President and Director of the Bank

Bruce R. Lauritzen*              55     Chairman (1997 to present); President, Member of the Executive                  2001
                                        Committee and Director of the Company; Chairman of the Bank(1997
                                        to present); President and Director of the Bank

Charles R. Walker                50     Executive Vice President, Secretary, Member of the Executive                    2001
                                        Committee and Director of the Company (1997 to present);
                                        Secretary of the Bank (1996 to present); Executive Vice President and Director of the Bank

--------
*Mr. Lauritzen is an owner of more than 5% of the common stock of the Company. See "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT". Bruce R. Lauritzen is the father of Margaret Lauritzen Dodge.

                    THE BOARD OF DIRECTORS AND ITS COMMITTEES

         The Board of Directors conducts its business through meetings of the Board and actions taken by written consent in lieu of meetings. The Company does not have standing nominating, audit or compensation committees of the Board of Directors. The entire Board of Directors performs the functions that a nominating and audit committee would normally perform. The Executive Committee of the Board, consisting of Messrs. Lauritzen, Eliopoulos, Henry, O'Neal and Walker, fixes the compensation of the officers of the Company. The Board of Directors held five meetings and executed four unanimous consents in lieu of meetings during 1998. The Executive Committee held six meetings during 1998. During 1998, all directors attended at least 75% of the meetings of the Board of Directors and all members of the Executive Committee attended at least 75% of the meetings of the Executive Committee.

                                VOTING AT MEETING

         In voting for directors, each share of common stock is entitled to one vote for each director to be elected. However, shareholders have the right to cumulate their votes for the election of directors. In cumulating votes, the number of votes which each shareholder may cast is determined by multiplying the number of shares held by the number of directors to be elected. All of such votes may be cast for any one nominee or such votes may be distributed among the nominees. Any shareholder desiring to exercise his or her right of cumulative voting shall give written notice of intent to do so to the Secretary of the Company at least 30 days before the meeting or within five days after notice of the meeting is mailed, whichever is later (but in no event less than ten days before the meeting). Upon receipt of such notice, the Secretary shall immediately give notice to the other shareholders and such other shareholders shall each have the right to cumulate their votes and cast them as they see fit without giving further notice to the Secretary.

         All shares represented by properly executed and unrevoked proxies will be voted at the meeting in accordance with the instructions given therein. Where no instructions are indicated, such proxies will be voted "FOR" the election of the nominees for director. Shares of common stock entitled to vote and represented by properly executed, returned and unrevoked proxies will be considered present for determining a quorum at the annual meeting, including shares with respect to which votes are withheld, abstentions are cast and there are broker nonvotes. A vote of a plurality of the shares represented, either in person or by proxy, at the annual meeting is required for the election of directors. Consequently, votes withheld and broker nonvotes with respect to the election of directors will have no impact on the election of directors.

                    OTHER MATTERS TO COME BEFORE THE MEETING

         If any matters not referred to in this proxy statement come before the meeting, the persons named in the proxies will vote the shares represented thereby in accordance with their judgment. The directors are not aware that any matters other than those set forth in this proxy statement will be presented for action at the meeting.


                              SHAREHOLDER PROPOSALS

         Shareholders of the Company may nominate persons for election to the Board of Directors. Pursuant to the Bylaws of the Company, all shareholders must be notified of all such nominations at least 30 days prior to the date of the annual meeting.

         If any shareholder desires to submit a proposal to be included in the proxy statement for the Company's 2000 annual meeting, such proposal must be received by the Secretary of the Company on or before January 17, 2000. The inclusion of any such proposal in such proxy statement will be subject to the requirement of the proxy rules adopted by the Securities and Exchange Commission. The proxy for the 2000 annual meeting will confer discretionary authority on the proxy holders to vote on matters properly proposed by any shareholder for consideration at the meeting if notice thereof is not delivered to the Secretary of the Company at least 30 days prior to the date of the 2000 meeting.


                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

A.       Report of the Executive Committee on Executive Compensation

Compensation Philosophy

         The Executive Committee for the Company, the members of which are also the members of the Executive Committee for the Bank, sets the compensation of the officers of the Company and the Bank. Information presented herein is presented on a consolidated basis. The Company compensates its executive officers in amounts which are competitive, consistent with its business objectives, and commensurate with the experience level of its executive officers. The goal of the Company's compensation policy is to attract, retain and reward executive officers who contribute to the long-term success of the Company. The Executive Committee considers midwest regional financial institutions and selected local employers in determining competitive base salaries.

         Executive officers are rewarded based upon corporate performance, business unit performance and individual performance. Corporate performance and business unit performance are evaluated by reviewing the extent to which strategic and business goals are met, including such factors as operating profit and asset growth. Individual performance is evaluated by reviewing contributions to corporate goals. In all cases, the condition of the economy relative to the Company's lines of business and the performance of competitors is also taken into consideration in order to determine the relative performance of each individual and the Company. The compensation of Mr. Bruce R. Lauritzen's, the chief executive officer of the Company, is reviewed using the same criteria as other executive officers of the Company.

Primary Elements of Compensation

         The Company has had a history of using a simple total compensation package that consists of cash and benefits. Having a compensation program that allows the Company to successfully attract and retain key employees permits it to provide useful products and services to customers, enhance shareholder value, motivate innovation, foster teamwork, and adequately reward employees. Currently, the primary elements of the executives' total compensation program are base salary, annual cash incentives, and long-term cash incentives.

         With respect to the base salary and cash incentive bonuses granted to the executive officers in 1998, the Executive Committee took into account the Company's success in meeting a variety of financial and nonfinancial performance goals. These goals include: growth in earnings; the rate of return on shareholder's equity; the growth in assets and fee income; degree of market share; quality of assets; various measures of productivity and efficiency; development and execution of business strategies; the identification and implementation of acquisition plans; and the introduction of new technologies, products and services.

Base Salary

         The Executive Committee sets base salary for executive officers by reviewing individual performance, professional experience, position with the Company, and base salary levels paid by similarly situated companies. The Executive Committee believes that the Company's base salaries are generally commensurate with the base salaries of similar financial institutions and selected local employers.

         Base salary is included in the amount reported in column (c) of the Summary Compensation Table of this proxy statement and consists of amounts paid by the Bank and the Company. This base salary is determined by the Executive Committee in December of the year prior to the period it is earned. For example, the base salary earned as indicated in column (c) of the Summary Compensation Table for 1998 was determined by the Executive Committee in December, 1997.

Annual Cash Incentives

         The Executive Committee awards cash incentive bonuses, which are included in column (d) of the Summary Compensation Table, in January of each year to executive officers based on their performance with respect to individual goals and to the Company's financial goals and the Company's performance relative to its competitors. Specifically, in 1998, Company goals were to earn a 15% rate of return on shareholders' equity and to increase net earnings by 15%. Depending upon the performance relative to these guidelines, executive officers are given raises in line with those received by other officers and bonuses as appropriate for the Company's performance. In 1998, the Company earned a 15.7% rate of return on shareholders' equity and net earnings increased by 15%. Current cash bonuses for 1998 were adjusted to account for performance in each area and were paid in January 1999.

Long-Term Cash Incentives

         In order to establish long-term incentives for various executive officers, the Executive Committee awards long-term cash incentive compensation under a plan which is subject to a vesting schedule. Cash incentives awarded under the plan, which are included in column (d) of the Summary Compensation Table, are subject to a 7-year vesting schedule and are payable upon retirement, death, or total disability. This cash incentive plan is to provide additional incentive to senior management to increase earnings of the Company on a long term basis. Participation in the plan is limited to key executives as determined by the Executive Committee. The incentive pool is determined by the Executive Committee and is based upon the level of achievement by the Company of the financial goals as set forth above for the related Plan Year. For example, in January 1999, each executive officer listed on the Summary Compensation Table received a deferred cash payment based on the Company performance and their individual performance in 1998.


                                                      Bruce R. Lauritzen
                                                      Elias J. Eliopoulos
                                                      J. William Henry
                                                      Dennis A. O'Neal
                                                      Charles R. Walker

B.       Summary Compensation Table

The following table sets forth total compensation paid by the Company and the Bank to the chief executive officer of the Company and to the other four most highly compensated executive officers of the Company and the Bank for years 1998, 1997 and 1996.

                                                                                              Annual Compensation
                                                                        ----------------------------------------------------------

                                                                                                                 Other Annual
                          Name and Principal Position                       Year       Salary         Bonus      Compensation
-----------------------------------------------------------------------------------------------------------------------------------
                  --------------------(a)--------------------               (b)         (c)            (d)           (e)
Bruce R. Lauritzen
   Chairman and President, the Company and the Bank                         1998     $ 406,837     $ 474,962(1)    $111,480(4)
   Chairman and President, the Company and the Bank                         1997       391,959       388,571(2)      93,745
   President/Treasurer, the Company and President, the Bank                 1996       372,653       350,415(3)      65,185

Elias J. Eliopoulos
   Executive Vice President, the Company and the Bank                       1998       221,092       451,792(1)       9,387(4)
   Executive Vice President, the Company and the Bank                       1997       212,588       298,675(2)       8,427
   Executive Vice President, the Bank                                       1996       204,413       261,440(3)       5,899

J. William Henry
   Executive Vice President, the Company and the Bank                       1998       221,092       363,292(1)      13,077(4)
   Executive Vice President, the Company and the Bank                       1997       212,588       289,531(2)       9,382
   Executive Vice President, the Bank                                       1996       204,413       254,777(3)       7,200

Dennis A. O'Neal
   Executive Vice President, the Company and the Bank; Treasurer, the
   Company                                                                  1998       221,092       363,292(1)      24,433(4)
   Executive Vice President, the Company and the Bank; Treasurer, the
   Company                                                                  1997       212,588       293,925(2)      26,034
   Executive Vice President, the Bank                                       1996       204,413       254,780(3)      13,097

Charles R. Walker
   Executive Vice President, the Company and the Bank; Secretary, the
   Company                                                                  1998       221,092       328,350(1)      15,277(4)
   Executive Vice President, the Company and the Bank; Secretary, the
   Company                                                                  1997       212,588       273,577(2)       8,976
   Executive Vice President, the Bank                                       1996       204,413       249,364(3)       3,853

====================================================================================================================================

     (1) Includes deferred compensation allocated to a participant account in 1999 pursuant to an incentive plan based on 1998's performance in the following amounts: Bruce R. Lauritzen, $164,462; Elias J. Eliopoulos, $133,292; J. William Henry, $133,292; Dennis A. O'Neal, $133,292; Charles R. Walker, $128,350. All such amounts are subject to a 7-year vesting schedule and are payable in cash only upon retirement, upon death, or upon total disability.
     (2) Includes deferred compensation allocated to a participant account in 1998 pursuant to an incentive plan based on 1997's performance in the following amounts: Bruce R. Lauritzen, $118,571; Elias J. Eliopoulos, $108,675; J. William Henry, $106,126; Dennis A. O'Neal, $108,675; Charles R. Walker, $103,577. All such amounts are subject to a 7-year vesting schedule and are payable in cash only upon retirement, upon death, or upon total disability.
     (3) Includes deferred compensation allocated to a participant account in 1997 pursuant to an incentive plan based on 1996's performance in the following amounts: Bruce R. Lauritzen, $94,962; Elias J. Eliopoulos, $109,128; J. William Henry, $101,156; Dennis A. O'Neal, $101,156; Charles R. Walker, $95,843. All such amounts are subject to a 7-year vesting schedule and are payable in cash only upon retirement, upon death, or upon total disability.
     (4) Includes the following amounts: Bruce R. Lauritzen, $82,376 for travel expenses; Elias J. Eliopoulos, $6,152 for travel expenses and $2,610 for social club memberships; J. William Henry, $4,500 auto stipend; Dennis A. O'Neal, $10,515 for travel expenses; Charles R. Walker, $7,983 for travel expenses.

C.       Defined Benefit Pension Plan

         The Company's pension plan is a noncontributory defined benefit pension plan (the Pension Plan). Contribution amounts cannot be readily determined with respect to individual Pension Plan participants. In 1998, no contributions to the Pension Plan were required, and, therefore, none were made because the Pension Plan was fully funded.

         Benefits payable at "normal retirement" (age 65) are determined by a formula which is: 1.25% of final average monthly salary (the highest average using 60 consecutive months out of the last 120 months of employment) plus .42% of the excess of final average salary over the social security wage base, times years of credited service. The amount payable is subject to limits established by federal law. This amount is paid in full at normal retirement. Early retirement benefits are available, at actuarially reduced amounts, at any age between 55 and 65; provided, however, there is no reduction if a person has 40 or more years credited service. If credited service exceeds 40 years, an actuarial increase of up to 4.25% will be substituted for each credited year of service over 40. If a Pension Plan participant terminates before eligibility for retirement benefits, the participant may be vested in some or all of his or her accrued benefit, deferred to normal retirement (or an actuarially reduced amount if payments start early). Vesting in the Pension Plan is determined by a method termed "Five Year Cliff" vesting (no vesting until five years of service have been completed, excluding years of service before the participant's 18th birthday, then 100% vested after the five year period).

         Benefits determined by the formula above are straight-life annuity amounts. Joint and survivor annuities, on an actuarially equivalent basis, are provided for by the Pension Plan.

         The table below (the Pension Table) shows estimated annual benefits payable on a straight-life annuity basis under the Pension Plan to a Bank employee upon retirement on December 31, 1998 at age 65 with indicated coverage, final compensation and periods of service. Estimated benefits for salaries over $160,000 are the same as for a $160,000 salary, because of limitations imposed by federal law. The current $130,000 benefit limit, as set by federal law for defined benefit plans, has been reflected in the Pension Table.



         Annual                                                       Years of Service
         Average           --------------------------------------------------------------------------------------------------------
         Covered
      Remuneration                    15 Years             20 Years             25 Years           30 Years              35 Years
      ------------                    --------             --------             --------           --------              --------
           $125,000                   $27,003              $36,004               $45,006            $54,007              $63,008
            150,000                    33,266               44,354                55,443             66,532               77,620
            175,000                    35,771               47,694                59,618             71,542               83,465
            200,000                    35,771               47,694                59,618             71,542               83,465
            225,000                    35,771               47,694                59,618             71,542               83,465
            250,000                    35,771               47,694                59,618             71,542               83,465
            300,000                    35,771               47,694                59,618             71,542               83,465
            400,000                    35,771               47,694                59,618             71,542               83,465
            450,000                    35,771               47,694                59,618             71,542               83,465
            500,000                    35,771               47,694                59,618             71,542               83,465

         Remuneration covered by the Pension Plan and included in the Pension Table above is basic salary only. Thus, remuneration covered by the Pension Plan is part of the cash compensation reported in column (c) of the Summary Compensation Table for the named executive officers. The amounts in the Pension Table are not subject to any deductions for Social Security benefits or other offsets.

         The amounts of covered remuneration paid in 1998 and the number of years of credited service (total years of service, if different, are noted) for the executive officers named above as of December 31, 1998 were: Bruce R. Lauritzen -- $386,837 - 31.25; Elias J. Eliopoulos -- $221,092 - 29.75; J.
William Henry -- $221,092 - 34.25; Dennis A. O'Neal -- $221,092 - 17; Charles R.
Walker -- $221,092 - 15. See the Pension Table above.

D.       Committee Interlocks and Insider Participation

         During 1998, there were no compensation committee interlocks and no insider participation in compensation decisions that were required to be reported under the rules and regulations of the Securities Exchange Act of 1934.

E.       Compensation of Directors

         The Company does not separately compensate its directors. However, the Bank pays each of its directors a fee of $600 per month for their services as a director of the Bank. Messrs Lauritzen, Eliopoulos, Henry, O'Neal, Walker and Giltner are directors of the Bank. In addition, the Company and the Bank reimburse their directors for expenses incurred by them related to their service as directors.

F.       Employment Contracts and Termination of Employment Arrangements

         An employment agreement exists between the Company and Bruce R. Lauritzen with respect to his employment in the position indicated in the Election of Directors section. The agreement generally provides for an annual base salary which is adjusted in such amounts and at such times as may be determined by the Executive Committee and, in the event of the employee's termination of employment by reason of death, certain benefits to be paid to a designated beneficiary of the employee. Such benefits will include one year of the employee's current compensation which will be equal to the sum of (i) employee's direct annual compensation being received from the Company upon such termination, (ii) the employee's base compensation being received from the Bank upon such termination, and (iii) the bonus received from the Bank for the year immediately prior to his death, payable in not more than sixty (60) equal monthly installments. In the event the employee's employment is terminated by reason of disability, the employee will be paid an amount approximately equal to two-thirds of the sum of the three items listed above adjusted annually by a percentage equal to the average increase in direct compensation paid to officers of the Company and the Bank, which payments will continue until the employee is entitled to receive retirement benefits from the pension plan of the Bank or the Company. During 1998, Bruce R. Lauritzen earned a $20,000 annual base salary by the Company pursuant to the employment agreement. No formal employment agreements exist between the Bank and Bruce R. Lauritzen.

G.       Performance Graph

         The following graph illustrates the cumulative total return to shareholders for the five-year period ended December 31, 1998, for First National of Nebraska's common stock, the Standard and Poor's 500 Stock Index (S&P 500 Index), and an original and revised group of peer bank holding companies that First National of Nebraska considers its primary local and regional competitors. The original competitive peer group consists of:
Commercial Federal Corporation of Omaha, Nebraska; First Commerce Bancshares of Lincoln, Nebraska; Commerce Bancshares, Inc. and UMB Financial Corporation both of Kansas City, Missouri; U.S. Bancorp of Minneapolis, Minnesota; Wells Fargo & Company of San Francisco, California; Bank One Corporation of Chicago, Illinois and Firstar Corporation of Milwaukee, Wisconsin. For 1998, the original competitive peer group index has been updated to include the effects of the merger of Wells Fargo & Company with Norwest Corporation of Minneapolis, Minnesota (currently known as Wells Fargo & Company) and the merger of BancOne Corporation of Columbus, Ohio and First Chicago NBD Corporation of Chicago, Illinois (currently known as Bank One Corporation). Furthermore, the original competitive peer group index has been adjusted to reflect the acquisition of Firstar Corporation by Star Banc Corporation of Cincinnati, Ohio (currently known as Firstar Corporation). The revised competitive peer group is the same as the original competitive peer group except it excludes the new Firstar Corporation which does not have any banking offices in the states where the Company has offices. The cumulative total return to shareholders for the competitive peer group is weighted according to the respective issuer's market capitalization. This graph assumes an initial investment of $100.00 in the indices presented and in the Company's common stock on December 31, 1993 and reinvestment of dividends.

                Comparison of Five-Year Cumulative Total Return


LINE GRAPH DEPICTING:


                                                1994            1995            1996            1997            1998
ORIGINAL COMPETITIVE PEER GROUP                 $ 95            $145            $182            $209            $220
REVISED COMPETITIVE PEER GROUP                  $ 96            $145            $183            $207            $203
FIRST NATIONAL OF NEBRASKA                      $140            $197            $191            $198            $192
S&P 500 INDEX                                   $101            $139            $171            $229            $294

            INFORMATION CONCERNING CERTAIN INTERESTS AND TRANSACTIONS

         In addition to Bruce R. Lauritzen's role and ownership position with the Company and its subsidiaries during 1998, he served as an officer and director of, and owned more than 10% equity interest in, numerous other banks and corporations.

         During 1998, banking subsidiaries of the Company had loan transactions in the ordinary course of business with some of the Company's directors and officers, and some of the subsidiaries' directors and officers. Such loans did not involve more than the normal risk of collectibility, present other unfavorable features or bear lower interest rates than those prevailing at the time for comparable transactions with unaffiliated persons.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         As of April 7, 1999, there were a total of 334,501 outstanding shares of the Company's common stock, par value $5.00 per share. No other class of stock has been issued by the Company. The following table sets forth the beneficial ownership of the common stock of the Company by each director and nominees for director of the Company, by each executive officer of the Company listed in the Summary Compensation Table, by all executive officers and directors of the Company and the Bank as a group and by each person known to management of the Company to be the beneficial owner of more than 5% of the Company's common stock. Unless otherwise noted, the named shareholders have sole investment and voting power with respect to all shares listed.


Name and Address                                                Amount and Nature of                            Percent
Of Beneficial Owner                                             Beneficial Ownership                            of Class
-------------------                                             --------------------                            --------
John R. Lauritzen                                                 170,736  (1, 3)                                51.0%
First National Bank
First National Center
Omaha, NE  68102

Bruce R. Lauritzen                                                 27,682  (2, 3)                                 8.3%
First National Bank
First National Center
Omaha, NE  68102

Thomas L. Davis                                                    39,369  (4)                                   11.8%
c/o Trust Department
First National Bank
First National Center
Omaha, NE  68102

Ann L. Pape                                                        17,133  (5, 6)                                 5.1%
c/o Trust Department
First National Bank
First National Center
Omaha, NE  68102

F. Phillips Giltner                                                 9,366                                         2.8%
First National Bank
First National Center
Omaha, NE  68102

Elias J. Eliopoulos                                                   420                                         *
First National Bank
First National Center
Omaha, NE  68102

J. William Henry                                                       80                                         *
First National Bank
First National Center
Omaha, NE  68102

Dennis A. O'Neal                                                       40                                         *
First National Bank
First National Center
Omaha, NE  68102

Charles R. Walker                                                     205                                         *
First National Bank
First National Center
Omaha, NE  68102

Margaret Lauritzen Dodge                                              540                                         *
First National Bank
First National Center
Omaha, NE  68102

Daniel K. O'Neill                                                       0                                         *
Lauritzen Corporation
First National Center
Omaha, NE  68102

All Executive Officers and Directors of                            52,902 (7)                                    15.8%
    the Company and the Bank
    as a group (18 persons)

     * Represents less than 1% of the issued and outstanding shares of the Company's common stock.
     1. Consists of 4,922 shares of which Mr. Lauritzen exercises sole investment and voting power; 83,596 shares which are owned by the Lauritzen Corporation; 52,286 shares of which Mr. Lauritzen's spouse holds sole investment and voting power and 29,932 shares of which his spouse shares investment and voting power with the Bank.
     2. Consists of 9,022 shares of which Mr. Lauritzen exercises sole investment and voting power; 670 shares of which he shares investment and voting power with his spouse and son; 16,516 shares from which he has the right to receive dividends and sale proceeds and 1,474 shares owned by the Lauritzen Corporation pension plan for which he has voting power.
     3. Certain shares are reported as beneficially owned by both John R. Lauritzen and Bruce R. Lauritzen. The total number of shares beneficially owned by them, without duplication, is 181,902 or approximately 54.4% of the issued and outstanding shares.
     4. Consists of 29,550 shares of which Mr. Davis exercises sole investment and voting power and 9,819 shares of which he exercises sole voting power.
     5. Consists of 3,717 shares of which Ms. Pape exercises sole investment and voting power and 13,416 shares from which she has the right to receive dividends and sale proceeds.
     6. Certain shares are reported as beneficially owned by both John R. Lauritzen and Ann L. Pape. The total number of shares beneficially owned by them, without duplication, is 174,453 or approximately 52.2% of the issued and outstanding shares.
     7. In addition, employee benefit plans of the bank own 14,497 shares of the Company's common stock which represents approximately 4.3% of the issued and outstanding shares.

                         INDEPENDENT PUBLIC ACCOUNTANTS

         Deloitte & Touche LLP are the Company's independent accountants and are expected to continue in that capacity during 1999. It is not anticipated that a representative of that firm will attend the annual meeting of shareholders of the Company.

                              COST OF SOLICITATION

         The cost of soliciting proxies, which includes printing, postage, mailing and legal fees, will be paid by the Company.

         The annual report on Form 10-K to the Securities and Exchange Commission for the year ended December 31, 1998 may be obtained without charge by each person whose proxy is solicited by written request to the Company. Such request should be directed to Charles R. Walker, Secretary, One First National Center, Omaha, NE 68102.

First National of Nebraska, Inc.                                       PROXY
One First National Center
16th and Dodge Streets
Omaha, NE  68102

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints the Board of Directors of First National of Nebraska, Inc. as Proxy with full power of substitution to represent the undersigned and to vote, as designated below, all of the shares of common stock of First National of Nebraska, Inc. held of record by the undersigned at the annual meeting of that Corporation to be held on June 16, 1999 and any adjournment thereof.

1.  ELECTION OF DIRECTORS     FOR all nominees listed below [_]           WITHHOLD AUTHORITY to vote for all nominees
                              (except as marked to the contrary below)    listed below [_]

    INSTRUCTION               To withhold authority to vote for any individual nominee, mark "FOR" and cross out the person's name in the list below.

                              F. Phillips Giltner

                              J. William Henry

                              Daniel K. O'Neill

2. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

THIS PROXY, IF EXECUTED AND RETURNED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR ELECTION OF THE NAMED NOMINEES FOR DIRECTOR.

         The undersigned hereby acknowledges receipt of a Notice of Annual Meeting of the Stockholders of First National of Nebraska, Inc. called for June 16, 1999 and the Proxy Statement relating thereto prior to signing this proxy.

         Please sign this proxy as your name appears above. Joint owners must each sign personally. Trustees and others signing in a representative capacity must indicate the capacity in which they sign.



                                             -----------------------------------
                                                         (Signature)


Date:
     -------------------------------         -----------------------------------
                                                         (Signature)

May 14, 1999



RE:  NOTICE OF ANNUAL MEETING



         The annual meeting of shareholders of First National of Nebraska, Inc. will be held on the fourth floor of the First National Bank of Omaha Building, One First National Center, 16th and Dodge Streets, Omaha, Nebraska, on June 16, 1999 at 3:00 o'clock P.M. for the following purposes:

         1.    To elect directors for the ensuing year.

         2. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

         A Proxy Statement setting forth information with respect to the election of directors is enclosed.

         Only stockholders holding shares of Common Stock of record at the close of business on May 10, 1999 are entitled to vote at the annual meeting.

         Stockholders, whether or not they expect to be present at the meeting, are requested to sign and date the enclosed proxy which is solicited on behalf of the Board of Directors and return it promptly in the envelope enclosed for that purpose. Any person giving a proxy has the power to revoke it at any time, and stockholders who are present at the meeting may withdraw their proxies and vote in person.

                                           By Order of the Board of Directors


                                           CHARLES R. WALKER
                                           Secretary

                                           Omaha, Nebraska
                                           May 14, 1999


IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER SOLICITATION FOR PROXIES TO ENSURE A QUORUM AT THE ANNUAL MEETING.

Securities and Exchange Commission
450 Fifth Street, N. W.
Washington, DC  20549

         RE:    First National of Nebraska, Inc.
                Commission File No. 03502
                Preliminary Proxy Statement
                Filing Fees Account No. 0000036725

Ladies and Gentlemen:

         On behalf of First National of Nebraska, Inc. (the Company), enclosed for filing with the Securities and Exchange Commission is the definitive Proxy Statement, Form of Proxy and Notice of Annual Meeting.

         The Company presently intends to mail definitive copies of the Proxy Statement, Form of Proxy Statement and Notice of Annual Meeting to security holders of the Company on May 14, 1999 or shortly thereafter.

                                                Sincerely,



                                            /s/ Pamela M. McIntyre
                                                Director of Accounting

PMM:lt

Enclosures